Exhibit 99.1

Press  Release

Hilb, Rogal and Hamilton Company

Contact:  Carolyn Jones

4951 Lake Brook Drive, Suite 500

Phone:

(804) 747-3108

Glen Allen, Virginia 23060

Fax:

(804) 747-6046

     FOR IMMEDIATE RELEASE

July 21, 2003

HILB, ROGAL AND HAMILTON COMPANY REPORTS

 RECORD SECOND QUARTER RESULTS

RICHMOND, Va.-- Hilb, Rogal and Hamilton Company (NYSE: HRH), the world's ninth largest insurance and risk intermediary, reported today record financial results for the second quarter and six months ended June 30, 2003.

For the second quarter, total revenues were $139.5 million, compared with $95.7 million a year ago, an increase of 45.8%.  Commissions and fees rose 45.5% to $137.9 million during the quarter, compared with $94.7 million during the same period last year, reflecting acquisitions--primarily the addition of Hobbs Group, LLC (Hobbs)--, new business, and a continued positive rate environment.   Net income for the quarter was $19.1 million, or $0.52 per share, compared with $12.5 million, or $0.40 per share, a year ago, an increase of 52.5%.  In calculating the per share amount, the dilutive shares for the quarter increased 14.1%, reflecting shares issuable for acquisition-related contingent payments -- primarily Hobbs -- and shares issued over the past twelve months for acquisitions and a public offering.

For the first six months, total revenues rose 44.0% to $281.5 million from $195.6 million a year ago.  Commissions and fees increased 43.9% to $278.4 million from $193.4 million last year, reflecting the same trends identified above for the quarter, in addition to higher contingent and override commissions, which are heavily weighted in the first quarter.  Net income for the six months was $37.2 million, or $1.03 per share, compared with $31.6 million, or $1.00 per share, in 2002, an increase of 17.5%.  Net income before non-operating losses, a one-time retirement benefit charge in 2003, and the cumulative effect of a 2002 revenue recognition accounting change was $40.4 million, or $1.12 per share, compared with $27.8 million, or $0.88 per share, a year ago, an increase of 45.3%.  The per share amount for the six months is based on a 12.1% higher dilutive share count than the prior year due to similar factors as noted above for the quarter.

Organic growth, defined as the change in commissions and fees before the effect of acquisitions and divestitures, was 5.9% for the second quarter and 8.6% for the six months. While organic growth may vary on a quarterly basis, the company reaffirms its full year 2003 guidance of 9% to 11% for organic growth, which, beginning in the third quarter, will include revenues generated by Hobbs, whose organic growth was 16.4% for the first six months of 2003.

The operating margin for the second quarter was 26.6%, compared with 24.7% for the previous year's quarter.  For the six months, the operating margin increased to 27.7% in 2003 from 26.4% in 2002.  The increases reflect higher contingent and override commissions as a percentage of revenues, strong margin performance by Hobbs in the second quarter, and productivity and efficiency improvements from HRH’s Best Practices program.  Continued incremental margin improvement remains one of HRH's key financial objectives.

(CONTINUED)

HILB, ROGAL AND HAMILTON COMPANY REPORTS

 RECORD SECOND QUARTER RESULTS – Continued

Martin L. (Mell) Vaughan, III, chairman and chief executive officer said, "HRH's strong second quarter results were marked by continued revenue and earnings growth and margin improvement. In addition, with its outstanding performance, Hobbs has maximized the earn-out in one year--subject to formal verification--allowing us to proceed with the blending of our companies. We have completed three acquisitions during the year and are confident we will meet our 2003 goal of $30 to $50 million in annual revenues from acquisitions.  Meanwhile, we also accomplished the CEO transition as planned, including informative meetings with the management of recently acquired agencies and with the investment community.

"During the quarter, we also made notable progress in each of the three areas previously identified as key priorities:  sales culture and productivity, five-year plan execution, and new products and programs.  A highlight of the quarter was the establishment of an excess and surplus lines wholesale business.  To head the new operation, we were fortunate to attract Bryan W. Sanders, an experienced insurance professional who brings talent and enthusiasm to the venture."

Vaughan concluded, "We remain dedicated to helping our clients effectively manage risk in markets that, on balance, remain favorable, through our skilled risk management and resourceful placement capabilities.  While we are actively investing in talent and products for current and future growth, we believe that our full year 2003 results will easily meet our key long-term goal of sustaining 15% to 20% growth in annual operating earnings per share."

The company cautions readers that the statements contained herein regarding the company’s future operations and business prospects are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

Hilb, Rogal and Hamilton Company is the nation’s seventh largest insurance and risk management intermediary.  With offices located throughout the United States, HRH assists clients in managing their risks in areas such as property and casualty, employee benefits and many other areas of specialized exposure.  The company is traded on the New York Stock Exchange, symbol HRH, and is ranked as the ninth largest insurance and risk management intermediary in the world. Additional information about HRH may be found at www.hrh.com.

(CONTINUED)

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	6/30/03	6/30/02	6/30/03	6/30/02
	(Unaudited)		(Unaudited)
Revenues
Commissions and fees	$137,868	$ 94,739	$278,367	$193,387
Investment income	820	460	1,479	974
Other	846	518	1,679	1,210
	139,534	95,717	281,525	195,571
Operating expenses
Compensation and employee benefits	75,846	52,795	151,659	106,054
Other operating expenses	24,275	17,717	47,431	34,555
Depreciation expense	2,292	1,730	4,580	3,440
Amortization of intangibles	2,203	563	4,356	1,085
Interest expense	2,746	1,819	5,539	3,703
Retirement benefit[1]	--	--	5,195	--
	107,362	74,624	218,760	148,837
INCOME BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE	32,172	21,093	62,765	46,734
Income taxes	13,107	8,591	25,602	19,048
Income before cumulative effect of accounting change	19,065	12,502	37,163	27,686
Cumulative effect of accounting change, net of tax[2]	--	--	--	3,944
NET INCOME	$ 19,065	$ 12,502	$ 37,163	$ 31,630

Net Income Per Share - Basic:
Income before cumulative effect of accounting change	$0.56	$0.44	$1.10	$0.98
Cumulative effect of accounting change, net of tax[2]	--	--	--	0.14
Net income	$0.56	$0.44	$1.10	$1.12

Net Income Per Share – Assuming Dilution:
Income before cumulative effect of accounting change	$0.52	$0.40	$1.03	$0.88
Cumulative effect of accounting change, net of tax[2]	--	--	--	0.12
Net income	$0.52	$0.40	$1.03	$1.00

Dividends Per Share	$0.0925	$0.0900	$0.1825	$0.1775

Weighted Average Number
of Shares Outstanding:
Basic	33,911	28,255	33,796	28,221
Assuming Dilution	36,880	32,332	36,187	32,268

________________

1

 The company recorded a one-time retirement benefit charge for the quarter ended March 31, 2003, representing a contractual retirement benefit for Andrew L. Rogal, the company’s former chairman and chief executive officer.

2

 Effective January 1, 2002, the company changed its revenue recognition policy for commissions on premiums billed by insurance carriers on middle-market property and casualty business from when received to the later of effective date of insurance coverage or billing date.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	JUNE 30,	DECEMBER 31,
	2003	2002[1]
	(Unaudited)
ASSETS CURRENT ASSETS
Cash and cash equivalents	$171,578	$134,692
Receivables (net)	231,715	201,364
Prepaid expenses and other	14,167	21,509
TOTAL CURRENT ASSETS	417,460	357,565

PROPERTY & EQUIPMENT (NET)	21,234	20,386

INTANGIBLE ASSETS (NET)	478,888	441,973

OTHER ASSETS	12,096	13,100
	$929,678	$833,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$287,529	$235,057
Accounts payable	11,920	10,115
Accrued expenses	25,446	39,142
Premium deposits and credits due customers	34,507	33,998
Current portion of long-term debt	20,491	5,733
TOTAL CURRENT LIABILITIES	379,893	324,045

LONG-TERM DEBT	161,123	177,151

OTHER LONG-TERM LIABILITIES	31,571	21,180

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 34,032 and 33,484
shares, respectively)	183,233	168,558
Retained earnings	173,977	143,005
Accumulated other comprehensive income (loss)	(119)	(915)
	357,091	310,648
	$929,678	$833,024

________________

1

 Reclassified to conform to current year presentation.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance between reporting periods. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with accounting principles generally accepted in the United States (GAAP).

	NET INCOME		NET INCOME PER SHARE ASSUMING DILUTION
	THREE MONTHS ENDED		THREE MONTHS ENDED
	6/30/03	6/30/02	6/30/03	6/30/02
	(Unaudited)		(Unaudited)

GAAP NET INCOME	$19,065	$12,502	$0.52	$0.40
Excluding:
Non-operating losses, net of tax	32	122	--	--
OPERATING NET INCOME	$19,097	$12,624	$0.52	$0.40

	OPERATING MARGIN		OPERATING REVENUE
	THREE MONTHS ENDED		THREE MONTHS ENDED
	6/30/03	6/30/02	6/30/03	6/30/02
	(Unaudited)		(Unaudited)

GAAP NET INCOME / REVENUE	$19,065	$12,502	$139,534	$95,717
Excluding:
Non-operating losses	56	206	56	206
Amortization of intangibles	2,203	563	--	--
Interest expense	2,746	1,819	--	--
Income taxes	13,107	8,591	--	--
OPERATING MARGIN / REVENUE	$37,177	$23,681	$139,590	$95,923

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME		NET INCOME PER SHARE ASSUMING DILUTION
	SIX MONTHS ENDED		SIX MONTHS ENDED
	6/30/03	6/30/02	6/30/03	6/30/02
	(Unaudited)		(Unaudited)

GAAP NET INCOME	$37,163	$31,630	$1.03	$1.00
Excluding:
Non-operating losses, net of tax	78	124	--	--
Retirement benefit, net of tax	3,169	--	0.09	--
Cumulative effect of accounting change, net of tax	--	(3,944)	--	(0.12)
OPERATING NET INCOME	$40,410	$27,810	$1.12	$0.88

	OPERATING MARGIN		OPERATING REVENUE
	SIX MONTHS ENDED		SIX MONTHS ENDED
	6/30/03	6/30/02	6/30/03	6/30/02
	(Unaudited)		(Unaudited)

GAAP NET INCOME / REVENUE	$37,163	$31,630	$281,525	$195,571
Excluding:
Non-operating losses	131	209	131	209
Amortization of intangibles	4,356	1,085	--	--
Interest expense	5,539	3,703	--	--
Retirement benefit	5,195	--	--	--
Income taxes	25,602	19,048	--	--
Cumulative effect of accounting change, net of tax	--	(3,944)	--	--
OPERATING MARGIN / REVENUE	$77,986	$51,731	$281,656	$195,780